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                                                                      Exhibit 10

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post Effective Amendment No. 10 to the Registration Statement (Form N-4 No. 33-27783), the Pre Effective Amendment No. 1 to the Registration Statement (Form No. 333-18419), and the related Statement of Additional Information appearing therein and pertaining to Lincoln National Variable Annuity Account H, and to the use therein of our reports dated (a) February 6, 1997, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company for each of the three years in the period ended December 31, 1996; (b) February 7, 1996, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company for each of the three years in the period ended December 31, 1995; and (c) March 14, 1997, with respect to the financial statements of Lincoln National Variable Annuity Account H.

                                        /s/ Ernst & Young LLP
Fort Wayne, Indiana
March 27, 1997